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                                                                     APPENDIX I


                             SELECT ADVISORS TRUST C

               Amendment No. 3 to Amended Declaration of Trust and
                  Second Amended and Restated Establishment and
                       Designation of Series of Shares of
               Beneficial Interest (par value $0.00001 per share)
                         Dated as of September 18, 1997

       The undersigned, being the Trustees of Select Advisors Trust C, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.9 and
Section 9.3 of the Trust's Declaration of Trust, dated as of February 7, 1994, as amended (the "Declaration"), hereby amend and restate the Establishment and Designation of Series appended to the Declaration to add an additional series of Shares (as defined in the Declaration) of the Trust, to be designated the Touchstone Value Plus Fund C and to delete the series heretofore designated the Touchstone Municipal Bond Fund C, as the result of which changes the series of the Trust (herein called the "Funds" or, individually, a "Fund") consist of the following Funds:

       Touchstone Standby Income Fund C
       Touchstone Bond Fund C
       Touchstone Balanced Fund C
       Touchstone Growth & Income Fund C
       Touchstone Income Opportunity Fund C
       Touchstone Emerging Growth Fund C
       Touchstone International Equity Fund C
       Touchstone Value Plus Fund C

The Funds shall have the following special and relative rights:

       1. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such Fund. Each Share of Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its PRO RATA share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

       2. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment



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Company Act of 1940, as amended, or any successor rule, and by the Declaration.

       3. The assets and liabilities of the Trust shall be allocated among the Funds of the Trust as set forth in Section 6.9 of the Declaration.

       4. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of the Fund or any other series hereafter created, or otherwise to change the special and relative rights of the Fund or any such other series.

       IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 18th day of September, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



                                     /s/ Phillip R. Cox
                                     ------------------------------------
                                     Phillip R. Cox


                                     ------------------------------------
                                     Edward G. Harness, Jr.


                                     /s/ David Pollak
                                     ------------------------------------
                                     David Pollak


                                     /s/ Robert E. Stautberg
                                     ------------------------------------
                                     Robert E. Stautberg



                                     ------------------------------------
                                     Joseph S. Stern, Jr.


                                     /s/ William J. Williams
                                     ------------------------------------
                                     William J. Williams